UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2023

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Main Street, Suite 215 Burlington, VT 05401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (802) 540-0019

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	DEFI	NYSE Arca

Item 1.01.         Entry into a Material Definitive Agreement

Teucrium Commodity Trust (“Target Trust’), on behalf of its series, Hashdex Bitcoin Futures ETF (“Target Fund”), and Tidal Commodities Trust I (“Acquiring Trust”), on behalf of its series, Hashdex Bitcoin Futures ETF (“Acquiring Fund”), entered into an Agreement and Plan of Partnership Merger and Liquidation dated as of October 30, 2023 (the “Plan of Merger”). The Merger is scheduled to close on or about January 3, 2024 (the “Closing Date”).

Pursuant to the Plan of Merger, each Acquired Fund shareholder will receive one share of the Acquiring Fund for every one share of the Acquired Fund held on the Closing Date based on the net asset value per share of the Acquiring Fund being equal to the net asset value per share of the Acquired Fund determined immediately prior to the Merger closing. Further, the Acquiring Fund will acquire all the assets of the Acquired Fund and assume all the liabilities of the Acquired Fund. Upon the Merger closing, the Plan of Merger will cause all of the Acquired Fund’s shares to be cancelled and the Acquired Fund to be liquidated.

The Merger will not materially modify the rights of Acquired Fund shareholders with respect to their investment. The Acquiring Fund has the same investment objective, investment strategies and investment restrictions, and substantially identical investment risks, as the Acquired Fund. Following the Merger, the Acquiring Fund will be sponsored by Toroso Investments LLC (“Toroso”) and the Acquiring Fund will be managed by portfolio managers employed by Toroso. Toroso is not affiliated with the current sponsor of the Target Trust, Teucrium Trading, LLC (“Teucrium”). The Acquiring Fund will pay the same management fee rate to Toroso, under the same terms, as currently paid by the Acquired Fund to Teucrium. The management fee for the Acquiring Fund is 0.94% per annum of the fund’s average daily net assets. The Acquired Fund and Acquiring Fund have many of the same service providers.

In connection with the Merger, the Acquiring Trust filed a Registration Statement on Form S-4 and Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission, on October 31, 2023 and November 2, 2023, respectively.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit                  Description

10.1	Agreement and Plan of Partnership Merger and Liquidation dated as of October 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Sponsor’s expectations regarding its outstanding legal proceedings. All forward-looking statements reflect the Sponsor’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in or implied by these statements, including, among others, risks and uncertainties related to the timing, progression, outcome and costs of these legal proceedings, as well as other risks inherent in all legal proceedings. Given these risks, uncertainties and other important factors, you should not place undue reliance on any forward-looking statements the Sponsor makes. The forward-looking statements in this report represent the Sponsor’s expectations and assumptions only as of the date made, and except as required by law, the Sponsor undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: November 7, 2023	By:	/s/Sal Gilbertie
Name: Sal Gilbertie
Title: Chief Executive Officer